UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): August 19, 2008

 Stericycle, Inc.

  (Exact name of registrant as specified in its charter)

Delaware	0-21229	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

 28161 North Keith Drive

 Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

 (847) 367-5910

(Registrant's telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]

Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

[    ]

Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)

[    ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year Events

On August 19, 2008, our board of directors amended our amended and restated bylaws to provide that if our president and chief executive officer is serving as the chairman of the board, the board is required to appoint an independent director as the lead director, to serve at the board’s pleasure until the next election of directors by our stockholders.

The bylaw amendment gives the lead director authority to: coordinate with the chairman of the board the scheduling and agenda of board meetings and the preparation and distribution of agenda materials; preside when the board meets in executive session or otherwise in the absence of the chairman of the board; call special meetings of the board when he considers appropriate; oversee the scope, quality and timeliness of the flow of information from our management to the board; and serve as an independent point of contact for stockholders wishing to communicate with the board other than through the chairman of the board.

A copy of the amendment to our amended and restated bylaws is filed with this Report as Exhibit 3(ii).1.

Item 8.01

Other Events

On August 19 2008, our chairman of the board, Jack W. Schuler, resigned as chairman (but not as a director), and the board of directors appointed our president and chief executive officer, Mark C. Miller, to the additional position of chairman of the board and appointed Mr. Schuler as lead director.

Item 9.01

Financial States and Exhibits

(d)

Exhibits

The following exhibit is filed with this report:

3(ii).1

Amendment to Bylaws

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 20, 2008	Stericycle, Inc.

By:	/s/ Frank J.M. ten Brink

Frank J.M. ten Brink
Executive Vice President and Chief Financial Officer